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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of our report dated August 26, 2010, except for Note 3, as to which the date is August 18, 2011, relating to the consolidated financial statements, which appears in Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Denver, Colorado December 22, 2011

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm